PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12


                                  WATSCO, INC.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                  WATSCO, INC.
     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:
 ...............................................................................

Aggregate number of securities to which transaction applies:
 ...............................................................................

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 ...............................................................................

Proposed maximum aggregate value of transaction:
 ...............................................................................

Total fee paid:
 ...............................................................................

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid:
 ...............................................................................

Form, Schedule or Registration Statement No.:
 ...............................................................................

Filing Party:
 ...............................................................................

Date Filed:
 ...............................................................................

                                 WATSCO, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 30, 1997
                               ----------------

To the Shareholders of Watsco, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Watsco, Inc., a Florida corporation (the
"Company"), will be held at 10:00 A.M., Eastern Standard Time, on Friday,
May 30, 1997, at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida 33134, for the following purposes:

     (1) To elect three members to the Company's Board of Directors to hold office until the 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified, one of whom will be elected by the holders of Common Stock and two of whom will be elected by the holders of Class B Common Stock;

     (2) To consider and act upon a proposal to ratify the Company's Second Amended and Restated 1991 Stock Option Plan;

     (3) To consider and act upon a proposal to ratify the Company's 1996 Qualified Employee Stock Purchase Plan;

     (4) To ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1997; and

     (5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on April 4, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                        By Order of the Board of Directors



                                        RONALD P. NEWMAN, Secretary

Coconut Grove, Florida
April 21, 1997

     THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                      OF

                                 WATSCO, INC.

                            ----------------------
                                PROXY STATEMENT
                            ----------------------

                    DATE, TIME AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Watsco, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.50 per share (the "Common Stock"), and the Company's Class B Common Stock, par value $.50 per share (the "Class B Common Stock"), for use at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 10:00 A.M., Eastern Standard Time, on Friday, May 30, 1997, at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida 33134, and at any adjournments or postponements thereof, pursuant to the enclosed Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock and Class B Common Stock on or about April 21, 1997. Shareholders should review the information provided herein in conjunction with the Company's 1996 Annual Report to Shareholders (the "1996 Annual Report") which accompanies this Proxy Statement. The complete mailing address, including zip code, of the Company's principal executive office is 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and telegraph. They will receive no compensation therefor in addition to their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                            PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

     (1) To elect three members to the Company's Board of Directors to hold office until the 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified, one of whom will be elected by the holders of Common Stock and two of whom will be elected by the holders of Class B Common Stock;

     (2) To consider and act upon a proposal to ratify the Company's Second Amended and Restated 1991 Stock Option Plan;

     (3) To consider and act upon a proposal to ratify the Company's 1996 Qualified Employee Stock Purchase Plan;

     (4) To ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1997; and

     (5) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) for the election of the respective nominees for director named below to be elected by the holders of Common Stock and by the holders of Class B Common Stock (see "Outstanding Voting Securities and Voting Rights"), and (b) in favor of all other proposals described in the Notice of Annual Meeting or as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on April 4, 1997, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 15,010,821 shares of Common Stock and 2,190,697 shares of Class B Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 25 percent of the directors of the Company (rounded up to the next whole number), which presently equates to three directors. Holders of Class B Common Stock are entitled to ten votes per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 75 percent of the directors (rounded down to the next whole number), which presently equates to six directors. See "Election of Directors."

     The attendance, in person or by proxy, of the holders of Common Stock and Class B Common Stock representing a majority of the combined voting power of the outstanding shares of such stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock and Class B Common Stock, voting as separate classes, shall be elected as directors.

     The affirmative vote of a majority of votes of Common Stock and Class B Common Stock present, in person or by proxy at the Annual Meeting and voting together as a single class, is required for the approval of (i) the proposal to ratify the Company's Second Amended and Restated 1991 Stock Option Plan (the "1991 Plan"); (ii) the proposal to ratify the Company's 1996 Qualified Employee Stock Purchase Plan; (iii) the proposal to ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1997; and (iv) any other matter that may be submitted to a vote of the Company's shareholders.

     As of the Record Date, the directors and executive officers of the Company and certain entities affiliated with such persons beneficially owned (i) Common Stock representing 7.4% of the outstanding shares of Common Stock, (ii) Class B Common Stock representing 79.8% of the outstanding shares of Class B Common Stock and (iii) 54.3% of the aggregated combined votes of Common Stock and Class B Common Stock entitled to be cast at the Annual Meeting. Such persons and entities have informed the Company that they intend to vote all of their shares of Common Stock and Class B Common Stock in favor of all proposals set forth in the Proxy Statement.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock and Class B Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. If less than a majority of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                          BENEFICIAL SECURITY OWNERSHIP

     The following table sets forth as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by (i) each shareholder known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company who owns any such shares, (iii) each executive officer named in the Summary Compensation Table in "Executive Compensation", and
(iv) all directors and executive officers as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval except for the election of directors and for such separate class votes as are required by Florida law.

                                                                                      CLASS B
                                                      COMMON STOCK                 COMBINED STOCK
                                                      BENEFICIALLY                 BENEFICIALLY
                                                        OWNED(2)                   OWNED(2)              COMBINED
                                                ------------------------   -------------------------     PERCENT
NAME AND ADDRESS                                                                                         OF VOTING
OF BENEFICIAL OWNERS(1)                          SHARES        PERCENT        SHARES       PERCENT       SECURITIES(2)
---------------------------------------------   -----------   ----------   ------------   ----------   ---------------
Alna Capital Associates(3)    ...............     160,185          1.1%      1,016,201        46.4%           28.0%
Albert H. Nahmad(4)  ........................     470,886          3.1       2,042,211        73.1            48.3
Rheem Manufacturing Company(5)   ............   1,446,541          9.6               -           -             3.9
T. Rowe Price and Associates, Inc.(6)  ......   1,654,537         11.0               -           -             4.5
The Kaufmann Fund, Inc.(7) ..................   1,213,400          8.1               -           -             3.3
Cesar L. Alvarez  ...........................           -            -               -           -               -
D. A. Coape-Arnold(8)   .....................      43,482            *          12,403           *               *
David B. Fleeman(9)  ........................     197,544          1.3          37,917         1.7             1.6
James S. Grien(10)   ........................       9,550            *               -           *               *
Paul F. Manley(11)   ........................      23,749            *             837           *               *
Bob L. Moss(12)   ...........................      41,178            *               -           -               *
Roberto Motta(13) ...........................     144,910          1.0          93,149         4.3             2.9
Alan H. Potamkin(14) ........................     132,275            *          32,175         1.5             1.2
Gary L. Tapella(15)  ........................       6,750            *               -           -               *
Ronald P. Newman(16) ........................      30,553            *          50,689         2.3             1.4
Barry S. Logan(17)   ........................      39,352            *               -           -               *
All directors and executive officers
 as a group (12 persons)(18)  ...............   1,140,229          7.4%      2,269,381        79.8%           54.3%

----------------

  *   Less than 1%.
 (1) Unless otherwise indicated below, (a) the address of each of the beneficial owners identified is 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 and (b) each person or group has sole voting and investment power with respect to all such shares.

 (2) Although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of exchange or conversion rights, and the Class B Common Stock is immediately convertible into Common Stock on a one-for-one basis, the number of shares set forth opposite each shareholder's name does not include shares of Common Stock issuable upon conversion of the Company's Class B Common Stock.

 (3) Alna Capital Associates ("Alna Capital") is a New York limited partnership of which Mr. Nahmad owns a 43% interest and is the sole general partner and David B. Fleeman is a limited partner. The address of Alna Capital is 505 Park Avenue, 16th Floor, New York, New York 10022.

 (4) Includes shares indicated as beneficially owned by Alna Capital. See footnote (3) above. The number of shares of Common Stock indicated also includes (i) 10,451 shares directly owned; (ii) 12,988 shares owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan and Trust (the "Profit Sharing Plan"); (iii) 6,950 shares owned by Mr. Nahmad's children; and (iv) 280,312 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicated also includes (i) 322,282 shares directly owned; (ii) 100,000 shares owned pursuant to a Restricted Stock Agreement; and (iii) 603,728 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

 (5) The address of Rheem Manufacturing Company is 405 Lexington Avenue, 22nd Floor, New York, New York 10174.

 (6) The address of T. Rowe Price and Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

 (7) The address of The Kaufmann Fund, Inc. is 140 E. 45th Street, New York, New York 10017.

 (8) The number of shares of Common Stock indicated includes (i) 39,732 shares directly owned and (ii) 3,750 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

 (9) Excludes shares beneficially owned by Alna Capital. See footnote (3) above. The number of shares of Common Stock indicated includes (i) 17,292 shares directly owned; (ii) 135,701 shares owned by Fleeman Builders, a Florida partnership of which Mr. Fleeman is a General Partner; (iii) 29,529 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 15,022 shares owned by 3JG Trust of which Mr. Fleeman is a trustee. The number of shares of Class B Common Stock indicated includes (i) 8,860 shares directly owned and (ii) 29,057 shares owned by Fleeman Builders.

(10) Includes (i) 2,800 shares directly owned and (ii) 6,750 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(11) The number of shares of Common Stock indicated includes (i) 832 shares directly owned and (ii) 22,917 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(12) The number of shares of Common Stock indicated includes (i) 18,343 shares directly owned; (ii) 5,116 shares owned by Mr. Moss's spouse; and (iii) 17,719 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(13) The number of shares of Common Stock indicated is owned by Republic Trading, Inc. ("Republic Trading") of which Mr. Motta is a principal.
     The number of shares of Class B Common Stock indicated includes (i) 4,227 shares directly owned and (ii) 88,922 shares owned by Republic Trading.

(14) The number of shares of Common Stock indicated includes (i) 36,950 shares directly owned; (ii) 75,200 shares owned by two trusts of which Mr. Potamkin is a trustee; (iii) 10,000 shares owned by Mr. Potamkin's spouse and (iv) 10,125 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(15) The number of shares of Common Stock indicates (i) 4,500 shares directly owned and (ii) 2,250 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Common Stock indicated excludes 1,446,541 shares owned by Rheem Manufacturing Company, of which Mr. Tapella is the President and Chief Executive Officer.

(16) The number of shares of Common Stock indicated includes (i) 2,569 shares directly owned; (ii) 17,500 shares owned pursuant to a Restricted Stock Agreement; (iii) 1,212 shares owned pursuant to the 1996 Qualified Employee Stock Purchase Plan; (iv) 2,553 shares owned by Mr. Newman's spouse; and
     (v) 6,719 shares owned pursuant to the Profit Sharing Plan. The number of shares of Class B Common Stock indicated is represented by shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(17) The number of shares of Common Stock indicates (i) 300 shares directly owned; (ii) 15,000 shares owned pursuant to a Restricted Stock Agreement;
     (iii) 1,196 shares owned pursuant to the 1996 Qualified Employee Stock Purchase Plan; (iv) 356 shares owned pursuant to the Profit Sharing Plan; and (v) 18,000 and 4,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1983 Executive Stock Option Plan and 1991 Plan, respectively.

(18) Includes shares beneficially owned by directors and executive officers, as described in footnotes (3), (4), (8), (9), (10), (11), (12), (13), (14),
     (15), (16) and (17).

                                       I.

                              ELECTION OF DIRECTORS

NOMINEES

     The Company's Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than three nor more than nine members, and shall be divided, as nearly as possible, into three equal divisions to serve in staggered terms of office of three years. Each director elected at the Annual Meeting will serve for a term expiring at the 2000 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

     One director is to be elected at the Annual Meeting by the holders of Common Stock voting separately as a class. Mr. Alan H. Potamkin has been nominated as the director to be elected by the holders of Common Stock and proxies will be voted for Mr. Potamkin absent contrary instructions. Mr. Potamkin has served as a Director of the Company since 1994.

     Two directors are to be elected at the Annual Meeting by the holders of Class B Common Stock voting separately as a class. Mr. Motta, who has served as a director of the Company since 1975, and Mr. Cesar L. Alvarez have been nominated as the directors to be elected by the holders of Class B Common Stock. Proxies will be voted for Messrs. Motta and Alvarez absent contrary instructions.

     The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The directors and executive officers of the Company are as follows:

NAME                   AGE      POSITION WITH THE COMPANY
-------------------   ------   --------------------------------------
Albert H. Nahmad       56       Chairman of the Board and President
Ronald P. Newman       50       Chief Financial Officer and Secretary
Barry S. Logan         34       Treasurer
Cesar L. Alvarez       49       Director nominee
D.A. Coape-Arnold      79       Director
David B. Fleeman       83       Director
James S. Grien         39       Director
Paul F. Manley         60       Director
Bob L. Moss            49       Director
Roberto Motta          83       Director
Alan H. Potamkin       48       Director

     ALBERT H. NAHMAD has served as Chairman of the Board and President of the Company since December 1973. Mr. Nahmad is the general partner of Alna Capital Associates, a New York limited partnership, which is the principal shareholder of the Company. Mr. Nahmad also serves as a member of the Board of Directors of the Panama Canal Commission, a United States federal agency. Additionally, Mr. Nahmad is a Director of American Bankers Insurance Group, Inc. and Pediatrix Medical Group, Inc., both of which are publicly held companies.

     RONALD P. NEWMAN has served as Chief Financial Officer, Secretary and Treasurer of the Company since October 1982. Prior to joining the Company, Mr. Newman, a certified public accountant, was associated with the accounting firm of Arthur Young & Company from 1977 to 1982.

     BARRY S. LOGAN has served as Treasurer of the Company since 1996. From 1992 to 1996, Mr. Logan served as the Controller of the Company. Prior to joining the Company, Mr. Logan, a certified public accountant, was associated with the accounting firm of Arthur Andersen LLP from 1985 to 1992.

     CESAR L. ALVAREZ has been a lawyer with the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. for over twenty years, where he has served as chairman of its corporate, securities and banking department and currently serves as the firm's Chief Executive Officer and Managing
Shareholder. Mr. Alvarez also serves as a director of Pediatrix Medical Group, Inc., Atlantis Plastics, Inc., FDP Corp., CompuTrac, Inc. and Texpack, N.V.

     D. A. COAPE-ARNOLD has been a director of the Company since 1981. From 1982 to present, Mr. Coape-Arnold has served as a consultant for a variety of businesses. From 1978 until 1982, he served as Vice President of The Wickes Corporation, a diversified New York Stock Exchange company.

From 1961 to 1978, he served as Vice President and Group Executive of W. R. Grace & Co., a diversified New York Stock Exchange holding company.

     DAVID B. FLEEMAN has been a director of the Company since 1977. Since 1956, Mr. Fleeman has served as the Managing Partner of Fleeman Builders, a Florida general partnership engaged primarily in real estate development.

     JAMES S. GRIEN has been a director of the Company since 1994. Mr. Grien is a Managing Director of Prudential Securities, Inc. and has been employed by Prudential Securities, Inc. in various positions since l989.

     PAUL F. MANLEY has been a director of the Company since 1984. Mr. Manley served as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation, a publicly held manufacturer of electronic article surveillance systems. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

     BOB L. MOSS has been a director of the Company since 1992. Since 1986, Mr. Moss has served as Chairman of the Board and President of Centex-Rooney Enterprises, Inc., the largest general contractor in the real estate industry in the Southeastern United States, Caribbean and Bahamas.

     ROBERTO MOTTA has been a director of the Company since 1975. Mr. Motta has been engaged as a private investor in various business activities for more than five years.

     ALAN H. POTAMKIN has been a director of the Company since 1994. Since 1970, Mr. Potamkin has served as President of Potamkin Companies, one of the nation's largest retail automobile dealers. In addition, Mr. Potamkin is an owner of various media properties and an owner of Office Depot, Inc. franchises in eastern Europe.

     The Company's Amended and Restated Articles of Incorporation provide for the Board of Directors to have up to nine members, to be divided as nearly as possible in three equal divisions to serve in staggered terms of three years. Each division consists of one director to be elected by the holders of Common Stock and two directors to be elected by the holders of Class B Common Stock. The number of members comprising the Board of Directors presently is nine, three of whom are Common Stock directors and six of whom are Class B Common Stock directors. Messrs. Potamkin (Common Stock), Motta (Class B) and Tapella (Class
B) serve until the 1997 Annual Meeting of Shareholders; Messrs. Grien (Common Stock), Fleeman (Class B) and Moss (Class B) serve until the 1998 Annual Meeting of Shareholders; and Messrs. Manley (Common Stock), Nahmad (Class B) and Coape-Arnold (Class B) serve until the 1999 Annual Meeting of Shareholders. See "Election of Directors".

     There are no arrangements or understandings with respect to the selection of officers or directors. The Company pays each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburses directors for their expenses in connection with their activities as directors of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC), the New York Stock Exchange and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1996, except that one report was filed late by Mr. Tapella in connection with stock options issued under a formula grant under the 1991 Plan.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1996, the Company's Board of Directors took certain actions by unanimous written consent and held five meetings. During 1996, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

     The Board of Directors has established four standing committees: (1) the Audit Committee, (2) the Compensation Committee, (3) the Stock Option Committee and (4) the Nominating Committee.

     Messrs. Manley and Potamkin are members of the Audit Committee, which held one meeting during 1996. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board of Directors the appointment of the Company's independent auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, and (d) having general responsibility for all related auditing matters.

     Messrs. Manley and Fleeman are members of the Compensation Committee, which held four meetings during 1996. The Compensation Committee reviews and determines the compensation of the Company's officers.

     Messrs. Moss and Grien are members of the Stock Option Committee. The Stock Option Committee administers the Company's stock option plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof pursuant to the terms of the plans, and (b) construe and interpret the Company's stock option plans.

     Messrs. Nahmad and Moss are members of the Nominating Committee. The Nominating Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board of Directors, (b) evaluating Board nominees and members, and (c) recommending nominees.

                            EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus for the 1996 fiscal year was $100,000 or more.

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                       ------------------------------------------------ ----------------------------
                               FISCAL                                   OTHER ANNUAL      STOCK       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY         BONUS         COMPENSATION(1)    OPTIONS   COMPENSATION(2)
----------------------------- -------- ----------- ----------------- ------------------ ---------- -----------------
Albert Nahmad                    1996   $524,679       $ 1,350,000                   -    150,000       $2,250
 President and Chief             1995    379,633           550,000(3)                -          -        2,250
 Executive Officer               1994    368,391           528,000(3)                -          -        3,538

Ronald P. Newman                 1996    149,921           100,000                   -     22,500        2,250
 Vice President of Finance       1995    145,607            62,500                   -          -        2,250
 and Secretary                   1994    140,240            52,000                   -          -        2,890

Barry S. Logan                   1996     85,755            22,000                   -     15,000        1,733
 Treasurer                       1995     80,944            28,000                   -          -        1,500
                                 1994     74,575                 -                   -     11,250        1,111

----------------
(1) The officers listed in this table receive certain personal benefits; however, such additional benefits do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any of the years reported.

(2) These amounts represent the Company's contribution to the Profit Sharing Plan. The Profit Sharing Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(3) In 1994, includes a bonus of $200,000 paid to Mr. Nahmad which normally would have been paid in 1995 and excludes a bonus of $212,000 paid to Mr. Nahmad which normally would have been paid in 1994. The Compensation Committee approved payment of these bonuses for tax withholding requirements.

                       OPTION GRANTS IN FISCAL YEAR 1996

     The following table sets forth certain information concerning grants of stock options made during 1996 to the Named Executive Officers. All options were granted at exercise prices equal to fair market value.

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION
                     NUMBER OF            % OF                                                FOR OPTION TERM(2)
                     NUMBER OF       TOTAL OPTIONS                                        ---------------------------
                      OPTIONS          GRANTED TO        EXERCISE PRICE     EXPIRATION
NAME                GRANTED(1)     EMPLOYEES IN 1996        PER SHARE          DATE           5%            10%
------------------  -------------  --------------------  -----------------  ------------  -------------  ------------
Albert Nahmad          150,000              51.1%             $11.00           2/01/06      $1,037,676   $2,629,675
Ronald P. Newman        22,500               7.7%              11.00           2/01/06         155,651      394,451
Barry S. Logan           7,500               2.6%              20.00           6/27/06          94,334      239,061
                         7,500               2.6%              19.75          10/25/06          93,155      236,073

----------------
(1) Class B Common Stock as to Messrs. Nahmad and Newman and Common Stock as to Mr. Logan.
(2) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set forth by the Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the market price of the common stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information concerning stock options exercised in 1996 and unexercised stock options held by the Company's executive officers as of December 31, 1996.

                                                                 NUMBER OF                    VALUE OF UNEXERCISE
                      NUMBER OF                          UNEXERCISED OPTIONS HELD           IN-THE-MONEY OPTIONS AT
                        SHARES                                FISCAL YEAR END                   FISCAL YEAR END
                       ACQUIRED          VALUE     ------------------------------------- ------------------------------
NAME                ON EXERCISE(1)     REALIZED     EXERCISABLE(2)    UNEXERCISABLE(3)    EXERCISABLE   UNEXERCISABLE
------------------ ----------------- ------------- ----------------- ------------------- -------------- ---------------
Albert H. Nahmad        150,000       $1,227,000        817,374             50,000        $18,427,414      $893,750
Ronald P. Newman        142,500        1,529,025         50,689              7,500          1,096,288       134,062
Barry S. Logan                -                -         22,500             26,250            527,648       389,284

----------------
(1) Represents options as to Common Stock for Mr. Nahmad and options as to 122,670 shares of Common Stock and 19,830 shares of Class B Common Stock for Mr. Newman.

(2) Represents options as to 280,312 shares of Common Stock and 537,062 shares of Class B Common Stock for Mr. Nahmad, Class B Common Stock for Mr. Newman and Common Stock for Mr. Logan.

(3) Represents options as to Class B Common Stock for Mr. Nahmad and Mr. Newman and Common Stock for Mr. Logan.

EMPLOYMENT AGREEMENT

     In March 1996, the Company renewed an employment agreement with Albert H. Nahmad which expires January 31, 1999 and each January 31 automatically extends one year from its then expiration date unless the Compensation Committee shall have notified Mr. Nahmad to the contrary in writing prior to that date. Under the terms of the employment agreement, Mr. Nahmad shall be employed as President and Chairman of the Board of the Company at an annual salary of not less than $480,000 and will be entitled to additional compensation pursuant to an Incentive Plan.

REVERSE SPLIT DOLLAR AGREEMENT

     Messrs. Nahmad and Newman participate in reverse split dollar insurance programs which provide the Company limited interests in the insurance policies, including death benefits aggregating approximately $5 million plus any prepaid and unearned premiums. Under the insurance program, Messrs. Nahmad and Newman retain all incidents of ownership in excess of the Company's limited interests.


KEY EXECUTIVE DEFERRED COMPENSATION AGREEMENT

     The Company entered into a Key Executive Deferred Compensation Agreement (the "Deferred Compensation Agreement") on January 31, 1983, with Mr.
Nahmad that provides benefits to Mr. Nahmad or his family upon disability, death or retirement or upon change in control of the Company. The minimum monthly benefit payable under the plan is based on Mr. Nahmad's length of service to age 65 and is the lesser of one-twelfth (1/12) of 10% of (i) $727,000 plus certain amounts accrued for each year of service, or (ii) his maximum annual salary prior to the event triggering payment of benefits. The estimated minimum annual benefits payable to Mr. Nahmad upon retirement at age 65 and the service to the Company that will have been completed by him are $72,700 and 33 years, respectively.

                      COMMITTEES' REPORT TO SHAREHOLDERS

     The Company's executive compensation programs are based on three components: base salary, annual incentives and long-term compensation; each intended as an important piece of the overall compensation philosophy.

     Base salary is used to attract and retain the Company's key executives and is calculated using comparisons with the Company's industry competitors and/or companies of similar market value. Salaries are reviewed by the Compensation Committee on an annual basis.

     Annual incentives are a significant component of executive compensation, reflecting the Company's belief that management's contribution to shareholder returns (via increasing stock prices and dividends) comes from maximizing earnings and the potential of the Company. Each executive officer has an annual incentive opportunity based upon the pre-tax earnings of the Company. By its extensive reliance on this incentive compensation system, which has been employed by the Company for the Chief Executive Officer without material change for more than six years, the Company links a substantial portion of the executive officers' annual pay directly to profits. As a result of this approach, the Company's executives' total compensation is likely to vary from year to year more significantly than the pay of executives of many of the Company's competitors. This philosophy is essential to an entrepreneurial business such as the Company's business. Certain other employees have their pay levels set primarily in relation to comparisons to similar executives of competitors, with additional annual incentives based on the attainment of specific objectives supporting the overall goals of the Company.

     In 1996, the Company's pre-tax earnings increased to $21.2 million, up 50% from $14.1 million in 1995. The 1996 results include the operations of three businesses acquired during 1996 from the date of their acquisitions, which positioned the Company in five additional states and increased its market presence in six existing states. During the last five years, a time period among the most challenging faced in the history of the home building industry, management, through its strategy of acquisitions and capturing replacement market share, has achieved consistent growth in earnings and has been successful in positioning the Company as the largest distributor of residential central air conditioning and heating equipment and related parts and supplies in the United States.

     These successful efforts of the Company's management team were led by the Company's President and Chief Executive Officer, Albert H. Nahmad. Mr. Nahmad's base compensation was increased during 1996 to $524,679, representing a 38% increase from his 1995 base salary. As discussed in more detail below, Mr. Nahmad and other key executives of the Company received a significant portion of their total compensation through incentive compensation.

     In order to promote an increase in net worth of the Company, maximize the return to shareholders and effectively motivate senior management, the executive compensation philosophy of the Company has been to link compensation with Company performance. Therefore, Mr. Nahmad received 72% of his 1996 cash compensation from incentives. The Committee believes that this represents evidence of the strong and explicit link between executive compensation and the creation of shareholder value.

     In terms of long-term compensation, management incentives generally are provided through annual grants of stock options to the Company's executives to retain and motivate executives to improve the Company's stock value. Stock options have been granted at an exercise price equal to the closing price of the Company's Common Stock or Class B Common Stock as reported by the New York Stock Exchange and the American Stock Exchange, respectively, on the day prior to the date of grant. Accordingly, grants of stock options will produce value only if there are increases in the underlying stock price. In 1996, Mr. Nahmad received options to acquire 150,000 shares of the Company's Class B Common Stock at an exercise price equal to the then market value of $11.00 per share. The Company provides no defined benefit pension plan nor supplemental executive retirement plan but does provide a 401(k) plan for all of its employees employed for at least one year.

     Decisions with regard to compensation of the Company's executives are made by the two-member Compensation Committee, which has meetings at least once a year and is called upon to meet more often when the need arises. Decisions with regard to stock options for all employees of the Company are made by the two-member Stock Option Committee, which is called upon to meet when the need arises. Each member of the Committees is a non-employee director. The executive compensation practices of the Company are constantly re-evaluated to ensure their relevance, their support of the strategic goals of the Company and their contribution to the creation of shareholder value.

     The above Committees' Report to Shareholders of the Compensation and Stock Option Committees and the Company's Common Stock Price Performance Graph which follows shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a public company's deduction for compensation to any one employee in excess of $1 million per year unless the compensation is pursuant to a plan approved by the public company's shareholders. In March 1996, the Compensation Committee renewed and amended the employment agreement between the Company and Mr. Nahmad. The terms of the employment agreement include a provision for an Incentive Plan for Mr. Nahmad which was approved by the shareholders of the Company at the 1996 Annual Meeting. Such Incentive Plan is intended to comply with the provisions of Section 162(m).

                             COMPENSATION AND STOCK OPTION COMMITTEES

                             COMPENSATION COMMITTEE:
                              Paul F. Manley, Chairman
                              David B. Fleeman

                             STOCK OPTION COMMITTEE:
                              Bob L. Moss, Chairman
                              James S. Grien

April 21, 1997

                  WATSCO, INC. COMMON STOCK PRICE PERFORMANCE

     The following graph compares the cumulative total shareholder return of Watsco, Inc. Common Stock and Class B Common Stock, based on their market prices and assuming reimbursement of dividends, with (i) the S & P Small-Cap 600 Index,
(ii) the AMEX Market Index and (iii) a Peer Group Index.

     The Peer Group Index is comprised of the following publicly traded companies: Hughes Supply, Inc.; SPX Corp.; Noland Company; and Inter-City Products, Inc. The Company believes that this information demonstrates that the compensation earned by its executive officers compares consistently with increased shareholder value.

                                [GRAPHIC OMITTED]


                                      1/1/92    12/31/92   12/31/93  12/31/94  12/31/95  12/31/96
                                      ------    --------   --------  --------  -------   --------
Watsco, Inc. Common Stock               100       161        172        226       371       905
Watsco, Inc. Class B Common Stock       100        92         98        129       207       496
Peer Group Index                        100       130        123        117       121       242
S&P Small-Cap 600                       100       121        144        137       178       216
AMEX Market Index                       100       101        121        110       139       148


     The line graph assumes that $100 was invested on January 1, 1992 in the Company's Common Stock and Class B Common Stock, the S & P Small-Cap 600 Index, the AMEX Market Index and the Peer Group Index.

     The closing price of the Company's Common Stock and Class B Common Stock was $28-7/8 and $28-1/4, respectively, at December 31, 1996. As of the Record Date, the closing price of the Company's Common Stock and Class B Common Stock was $25-7/8 and $26-1/4 per share, respectively. The stock price performance of Watsco, Inc. Common Stock and Class B Common Stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

                              CERTAIN TRANSACTIONS

     In 1996, the Company made interest payments totaling $86,876 to Alna Capital Associates, a New York limited partnership ("Alna Capital") of which Mr. Nahmad, the Company's President and Chief Executive Officer, is the sole general partner, as a result of Alna Capital's ownership of $1,113,000 of the Company's 10% Convertible Subordinated Debenture which were redeemed in September 1996.

     Mr. Cesar L. Alvarez, a nominee for director, is the Chief Executive Officer and Managing Shareholder of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., which serves as the Company's principal outside counsel and receives customary fees for legal services. The Company currently anticipates that such arrangement will continue.



                                       II.

                     PROPOSAL TO RATIFY THE COMPANY'S SECOND
                   AMENDED AND RESTATED 1991 STOCK OPTION PLAN

     The Company has in effect the 1991 Stock Option Plan adopted by the Board of Directors in March 1991, ratified by the shareholders in June 1991, and subsequently amended and approved by the Board of Directors and shareholders in 1993 and 1996.

     The Stock Option Committee of the Board of Directors has adopted, and is submitting to the shareholders for approval, the Second Amended and Restated 1991 Stock Option Plan (the "1991 Plan"). The 1991 Plan has been amended and restated to respond to certain changes made to Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934 (the "Exchange Act"). The changes to Rule 16b-3 were announced by the Securities Exchange Commission (the "SEC") in May 1996, and became effective as of November 1, 1996. The changes to Rule 16b-3 are designed to simplify administration of stock option plans. Consistent with the changes to Rule 16b-3, the proposed amendment provides for the following: (i) deleting the definition of Disinterested Person and substituting Outside Director, (ii) providing that options may be granted by either a Stock Option Committee or the Board, provided that a committee comprised solely of outside directors must approve option grants to covered employees subject to Section 162(m), (iii) permitting the grant of options to

Outside Directors in addition to the formula grant provided in the 1991 Plan,
(iv) permitting the transfer of Non-Qualified Stock Options with the prior written consent of the Stock Option Committee or the Board, (v) providing for additional flexibility with regard to the manner in which options may be exercised including (a) cashless exercises and (b) elections to defer receipt of shares resulting from exercise of options, (vi) permitting Non-Qualified Stock Options to have a term of greater than 10 years and permitting the Committee or the Board to extend the term of outstanding options, (vii) enabling the Board of Directors or the Stock Option Committee to amend, suspend or terminate the 1991 Plan from time to time without shareholder approval; provided, however, that, any amendment to the 1991 Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Common Stock or Class B Common Stock may then be listed or granted. Previously, the 1991 Plan could not be amended without shareholder approval if the amendment would materially (a) increase the benefits accruing to participants under the 1991 Plan, (b) increase the number of securities that may be issued under the 1991 Plan, or (c) modify the requirements as to eligibility for participation in the 1991 Plan. The 1991 Plan also has been amended, in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), to provide for a maximum number of options that may be granted to any optionee. Pursuant to this amendment, no one 1991 Plan participant may be granted an aggregate number of options exceeding 2,500,000 shares of Common Stock and Class B Common Stock, subject to adjustment as provided in the 1991 Plan. In addition, the 1991 Plan has been amended to increase the number of shares eligible for grant from 2,808,750 to 3,500,000. The material features of the 1991 Plan, as amended by the amendments described above, are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 1991 Plan, which is available from the Company upon request. Unless the context otherwise requires, the "1991 Plan" refers to the 1991 Plan as amended and restated.

GENERAL TERMS AND CONDITIONS

     The purpose of the 1991 Plan is to advance the interest of the Company by providing additional incentives to attract and retain qualified and competent persons, who provide services to the Company and its subsidiaries, and upon whose efforts and judgment the success of the Company and such entities is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the 1991 Plan authorizes (a) the granting of incentive or nonqualified stock options to purchase Common Stock or Class B Common Stock to key employees, executive officers, independent contractors and directors (whether or not employees) satisfying the description above, (b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith, and (c) the use of already owned Common Stock or Class B Common Stock as payment of the exercise price for options granted under the 1991 Plan and other forms of cashless exercises of options. In addition, the Committee or the Board may, in its sole discretion, permit an optionee to elect to defer receipt of any shares to which the optionee may be entitled as a result of the exercise of any option in accordance with the rules (including rules regarding when such elections must be made) as the Committee or the Board may establish from time to time. A total of 3,500,000 shares of Common Stock and Class B Common Stock are currently reserved for issuance under the 1991 Plan. As of the Record Date, options to purchase 2,635,677 shares of Common Stock and Class B Common Stock had been granted under the 1991 Plan. The 1991 Plan also provides that each Outside Director, who was not granted an option to purchase shares prior to 1993, shall receive options to purchase 7,500 shares of Common Stock on the date of his or her initial election as a director, which options become fully exercisable at 20% per year commencing on the one-year anniversary date of the grant. Each Outside Director who was granted an option to purchase shares of Common Stock prior to 1993 is permitted to receive, commencing on the sixth anniversary of the date of the last grant of an option to such Outside Director, an option to purchase 1,000 shares of Common Stock which options become full exercisable on the first anniversary of the date of grant. The unexercised portion of any option granted to a Outside Director becomes null and void three months after the date on which such Outside Director ceases to be a director of the Company for any reason. The primary purpose for the grants to the Outside Directors is to provide a means for such directors to increase their interest as shareholders of the Company, which serves to align the interest of such directors with other shareholders of the Company.

     The Stock Option Committee, or the Board, if this proposal is approved by the shareholders at the Annual Meeting, has the power to determine the terms of options granted to employee directors and all other eligible participants, including the exercise price, the number of shares subject to the option and the exercisability thereof, except that the per share exercise price of incentive stock options and of formula grants of options to Outside Directors cannot be less than the fair market value of the Common Stock or Class B Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, and the term of such outstanding options may be extended by the Stock Option Committee or the Board. In general, options granted under the 1991 Plan are not transferable other than by will or by the laws of descent and distribution, however, Non- Qualified Stock Options may be transferred with the prior written consent of the Stock Option Committee or the Board and provided that the transfer does not violate the provisions of Rule 16b-3. The 1991 Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock or Class B Common Stock purchased. The Stock Option Committee or the Board of Directors has the authority to amend or terminate the 1991 Plan, provided that no such action may impair the rights of the holder of any outstanding option without the written consent of such holder, and provided further that certain amendments of the 1991 Plan are subject to shareholder approval. Unless terminated sooner, the 1991 Plan will terminate in 2001.

     Subject to the provisions in any separate employment agreement with an optionee, the unexercised portion of any option granted to an employee under the 1991 Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the 1991 Plan), (ii) mental or physical disability, or
(iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) (i) one year after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

     To prevent dilution of the rights of a holder of an option, the 1991 Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any subdivision or consolidation of shares, any stock dividend, recapitalization or other capital adjustment of the Company. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the 1991 Plan.

FEDERAL INCOME TAX EFFECTS

     The 1991 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the 1991 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the option of the shares of Common Stock or Class B Common Stock acquired on exercise over the exercise price. That income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

     If an optionee pays for shares of Common Stock or Class B Common Stock on exercise of an option by delivering shares of the Company's Common Stock or Class B Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

     The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

     INCENTIVE STOCK OPTIONS. The 1991 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code to employees of the Company or its subsidiaries. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

     If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income the optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

     An optionee who exercises an incentive stock option by delivering shares of Common Stock or Class B Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock or Class B Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an item of adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

     IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock or Class B Common Stock acquired on exercise of an option.

OPTIONS GRANTED UNDER THE 1991 PLAN

     As of the Record Date, options to purchase 918,154 shares of Common Stock and 845,251 shares of Class B Common Stock were outstanding at exercise prices ranging from $4 to $29-3/8 per share (fair market value at the dates of grant). Of these, options to purchase 514,406 shares of Common Stock and 654,420 shares of Class B Common Stock were exercisable at prices ranging from $4 to $22-3/4 per share.

     The table below indicates, as of the Record Date, the aggregate number (adjusted for stock dividends and stock splits) of options granted under the 1991 Plan since its inception to the persons and groups indicated, and the number of outstanding options held by such persons and groups as of such date.

                                                                    OPTIONS GRANTED        OPTIONS OUTSTANDING
                                                                -----------------------   ----------------------
                                                                             CLASS B                   CLASS B
                                                                COMMON       COMMON       COMMON       COMMON
NAME OF INDIVIDUAL OR GROUP           POSITION                   STOCK        STOCK        STOCK       STOCK
----------------------------------   ------------------------   ----------   ----------   ----------   ---------
Albert H. Nahmad                      Chairman of the Board       627,187      846,125      280,312    787,062
                                       and President
Ronald P. Newman                      V.P., Finance and           181,732       82,519            -     58,189
                                       Secretary
Barry S. Logan                        Treasurer                    36,250            -       36,250          -
All current Executive
 Officers (3 persons)                                             845,169      928,644      316,562    845,251
All current directors
 who are not Executive
 Officers (8 persons)                                             178,548            -      107,665          -
All employees, other than
 Executive Officers (90 persons)                                  730,030      292,053      493,927          -

     The Stock Option Committee believes that options granted under the 1991 Plan have been and will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Stock Option Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive options or the number of shares for which options will be granted, except (i) to the extent already granted, and (ii) no one plan participant may be granted an aggregate number of options exceeding 2,500,000 shares subject to adjustment as provided in the 1991 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO RATIFY THE COMPANY'S SECOND AMENDED AND RESTATED 1991 STOCK OPTION PLAN.

                                      III.

                        PROPOSAL TO RATIFY THE COMPANY'S
                   1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

     Effective July 1, 1996, the Board of Directors adopted, subject to shareholder approval, the 1996 Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan"). A general description of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by the full text of the Stock Purchase Plan, which is available from the Company upon request.

GENERAL TERMS AND CONDITIONS

     The purpose of the Stock Purchase Plan is to encourage stock ownership in the Company by employees of the Company and those subsidiaries of the Company designated by the Compensation Committee as eligible to participate, thereby enhancing employee interest in the continued success and progress of the Company.

     The Stock Purchase Plan permits employees to purchase stock of the Company at a favorable price and possibly with favorable tax consequences to the participants. All employees (including officers, other than Mr. Nahmad) of the Company or of those subsidiaries designated by the Compensation Committee who are regularly scheduled to work at least 20 hours per week and more than five months per year are eligible to participate in any of the purchase periods of the Stock Purchase Plan after completing 90 days of continuous employment. However, any participant who would own (as determined under the Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company will not be granted an option under the Stock Purchase Plan. As of the Record Date, the Company had approximately 1,600 eligible participants.

     The Stock Purchase Plan is administered by the Compensation Committee appointed by the Board consisting of persons who are Non-Employee Directors under Rule 16b-3 under the Exchange Act. The Stock Purchase Plan gives broad powers to the Compensation Committee to administer and interpret the Stock Purchase Plan.

     Purchase periods begin on January 1, April 1, July 1, and October 1 of each year. No later than 15 days before the commencement date of each purchase period, each participant must elect to have compensation withheld during the purchase period of a specific dollar amount of not less than $10 per payroll period for employees that are paid weekly, $20 for employees that are paid either bi-weekly or semi-monthly or a minimum $100 lump sum purchase. The percentage or amount designated may not be increased or decreased during a purchase period, but a participant can discontinue payroll deductions for the remainder of a purchase period and withdraw his or her funds entirely. As of the first day of the purchase period, a participant is granted an option to purchase that number of shares determined by dividing the total amount to be withheld by the purchase price described below. Based on the amount of salary withheld at the end of the purchase period, shares will be purchased for the account of each participant within five business days of the termination date of such purchase period (the "Purchase Date"). In no event, however, may a participant receive an option for shares which would cause the participant to own 5% or more of the total combined voting power of all classes of common stock of the Company. The purchase price to be paid by the participants will be the lower of the amount determined under Paragraphs A and B below:

     A. 85% of the closing sales price of the Company's Common Stock as reported on the New York Stock Exchange as of the commencement date of the purchase period; or

     B. 85% of the closing sales price of the Company's Common Stock as reported on the New York Stock Exchange as of the Purchase Date.

     As required by tax law, no participant may receive an option under the Stock Purchase Plan for shares which have a fair market value in excess of $25,000 in one calendar year. Any funds not used to purchase shares remain credited to the participant's account and applied to the purchase of shares of Common Stock in the next succeeding purchase period. No interest is paid by the Company on funds withheld, and such funds are used by the Company for general operating purposes. In general, the shares of Common Stock purchased by a participant may not be sold, transferred or disposed of by the participant other than by will or laws of descent and distribution or to immediate family members or trusts established for their benefit, for a period of 12 months.

     The Compensation Committee may, from time to time, revise or amend the Stock Purchase Plan as the Compensation Committee may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Code; provided, that no such revision or amendment may, without prior approval of the Company's shareholders, (i) increase the total number of shares for which options may be granted under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) materially modify requirements as to eligibility for participation in the Stock Purchase Plan, or (iii) materially increase the benefits accruing to participants under the Stock Purchase Plan.

     Under the Stock Purchase Plan, 200,000 shares of the Company's Common Stock are reserved for issuance during the duration of the Stock Purchase Plan.

     The Board of Directors shall equitably adjust the number of shares remaining reserved for issuance, the number of shares of stock subject to outstanding options and the price per share of stock subject to an option in the event of certain increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

FEDERAL INCOME TAX EFFECTS

     Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Code. Employee contributions are made on an after-tax basis. A capital gain or capital loss on Common Stock purchased under the Stock Purchase Plan would not be realized until the participant would sell the shares of Common Stock. If a participant disposes of shares two years or more after the date of the beginning of the purchase period when the shares were acquired, and more than one year after the shares are purchased, the participant would recognize as ordinary income the lesser of: (i) the excess of the fair market value of the shares on the date of sale over the price paid or (ii) 15% of the fair market value of the shares at the beginning of the purchase period(s). Additionally, the participant would recognize a long-term capital gain or loss (within the meaning of the Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus any amount taxed as ordinary compensation income). If a participant disposes of shares within two years of the date of the beginning of the purchase period when the shares were acquired, or within one year after the shares are purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date(s) over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss (within the meaning of the Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus the amount taxed as ordinary compensation income). If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss. The Company would not receive an income tax deduction upon either the grant or exercise of the option by the participant, but generally would receive a deduction equal to the ordinary compensation income required to be recognized by the participant as a result of the disposition if the shares are disposed of by the participant within two years of purchase.

     IMPORTANCE OF CONSULTING A TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the acquisition or disposition of Common Stock under the Stock Purchase Plan.

SHARES PURCHASED UNDER THE STOCK PURCHASE PLAN

     The following table sets forth certain information, as of December 31, 1996, regarding shares purchased under the Stock Purchase Plan by the persons and groups indicated:

                                                           AGGREGATE           AGGREGATE          AGGREGATE
                                                           NUMBER OF        PURCHASE PRICE     DOLLAR VALUES AT
NAME OF INDIVIDUAL OR GROUP    POSITION                 SHARES PURCHASED    PAID TO COMPANY   PURCHASE DATES(1)
----------------------------- ------------------------ ------------------- ------------------ -------------------
Albert H. Nahmad               Chairman of the Board              -                    -                  -
                               and President(2)
Ronald P. Newman               V.P., Finance and              1,212               21,250             13,748
                               Secretary
Barry S. Logan                 Treasurer                      1,196               20,904             13,631
All current Executive
 Officers (2 persons)                                         2,408               42,154             27,379
All current directors
 who are not Executive
 Officers(2)                                                      -                    -                  -
All employees, other than
 Executive Officers
 (300 persons)                                               86,959            1,522,002            988,938

----------------
(1) Aggregate Dollar Values at Purchase Dates represents the aggregate market value of the shares acquired on the Purchase Dates in 1996, less the aggregate purchase price paid for such shares under the Stock Purchase Plan. Purchase Dates during 1996 occurred on September 30, 1996 and December 31, 1996.

(2) Not eligible to participate.

     The Compensation Committee believes that shares granted under the Stock Purchase Plan have been and will be awarded to all employees presently meeting the existing eligibility requirements, except no one plan participant may be granted an aggregate number of shares with a fair market value exceeding $25,000 in one calendar year as determined at the beginning of each purchase period as defined under the Stock Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO RATIFY THE COMPANY'S 1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN.

                                       IV.

          RATIFICATION OF THE REAPPOINTMENT OF THE COMPANY'S PRINCIPAL
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, independent certified public accountants, has been the Company's auditor since 1985 and has advised the Company that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries.

     The Board of Directors, on the recommendation of the Company's Audit Committee, has selected Arthur Andersen LLP as the Company's principal independent certified public accountants for the year ending December 31, 1997. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1997.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 1998 Annual Meeting to Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before December 15, 1997.

                                        By Order of the Board of Directors



                                        RONALD P. NEWMAN, Secretary

Coconut Grove, Florida
April 21, 1997

                                 WATSCO, INC.
                            PROXY FOR COMMON STOCK
                      1997 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ALBERT H. NAHMAD, RONALD P. NEWMAN and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of WATSCO, INC. to be held on Friday, May 30, 1997, at 10:00 A.M., Eastern Standard Time, at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida 33134, and at any and all adjournments thereof, on the following matters:

(1) FOR [ ]  WITHHOLD VOTE [ ]  the election of Alan H. Potamkin as a Common
                           Stock Director to serve until the Annual Meeting of Shareholders in 2000 or until his successor is duly elected and qualified;

(2) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the proposal to ratify the
                                      Company's Second Amended and Restated
                                      1991 Stock Option Plan;

(3) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the proposal to ratify the
                                      Company's 1996 Qualified Employee Stock
                                      Purchase Plan;

(4) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the reappointment of Arthur
                                      Andersen LLP as the Company's independent certified public accountants for the year ending December 31, 1997; and

(5) In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.

                               (SEE REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

     The undersigned hereby acknowledges receipt of (i) the Company's 1996 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 21, 1997.

                                                  Date:______________, 1997

                                                  _____________________________

                                                  _____________________________
                                                  Please sign exactly as your
                                                  name appears hereon. If stock
                                                  is registered in more than one
                                                  name, each holder should sign.
                                                  When signing as an attorney,
                                                  administrator, executor,
                                                  guardian or trustee, please
                                                  add your title as such. If
                                                  executed by a corporation or
                                                  partnership, the proxy should
                                                  be signed in full corporate or
                                                  partnership name by a duly
                                                  authorized officer or partner
                                                  as applicable.

                                 WATSCO, INC.
                        PROXY FOR CLASS B COMMON STOCK
                      1997 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ALBERT H. NAHMAD, RONALD P. NEWMAN and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of WATSCO, INC. to be held on Friday, May 30, 1997, at 10:00 A.M., Eastern Standard Time, at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida 33134, and at any and all adjournments thereof, on the following matters:

(1) FOR [ ]  WITHHOLD VOTE [ ]  the election of Roberto Motta and Cesar L.
                           Alvarez as Class B Directors to serve until the Annual Meeting of Shareholders in 2000 or until their successors are duly elected and qualified, except vote withheld from the following nominee _____________(if any);

(2) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the proposal to ratify the
                                      Company's Second Amended and Restated
                                      1991 Stock Option Plan;

(3) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the proposal to ratify the
                                      Company's 1996 Qualified Employee Stock
                                      Purchase Plan;

(4) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the reappointment of Arthur
                                      Andersen LLP as the Company's independent certified public accountants for the year ending December 31, 1997; and

(5) In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.

                                    (SEE REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

     The undersigned hereby acknowledges receipt of (i) the Company's 1996 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 21, 1997.

                                                  Date:_______________, 1997

                                                  _____________________________

                                                  _____________________________
                                                  Please sign exactly as your
                                                  name appears hereon. If stock
                                                  is registered in more than one
                                                  name, each holder should sign.
                                                  When signing as an attorney,
                                                  administrator, executor,
                                                  guardian or trustee, please
                                                  add your title as such. If
                                                  executed by a corporation or
                                                  partnership, the proxy should
                                                  be signed in full corporate or
                                                  partnership name by a duly
                                                  authorized officer or partner
                                                  as applicable.

                               INDEX TO EXHIBIT


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

10.18          Second Amended and Restated 1991 Stock Option Plan